Exhibit 5.02

March 6, 2009

South Carolina Electric & Gas Company
1426 Main Street
Columbia, South Carolina 29201

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of South Carolina Electric & Gas Company (the “Company”).  I have acted as counsel to the Company in connection with the Company’s proposed issuance and sale from time to time of its First Mortgage Bonds (the “Bonds”) and its preferred stock (the “Preferred Stock”), as contemplated by the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 7, 2007, as amended by the Post-Effective Amendment No. 1 to Registration Statement (as so amended, the “Registration Statement”), proposed to be filed with the Commission on or about the date hereof for the registration of the Bonds and the Preferred Stock under the Securities Act of 1933, as amended (the “Act”), to which Registration Statement this opinion is included as an Exhibit.

In connection with the delivery of this opinion, I have examined originals or copies of (a) the Restated Articles of Incorporation and Bylaws of the Company; (b) the Registration Statement (including the Prospectus forming a part thereof) and the exhibits thereto; (c) certain resolutions adopted by the Board of Directors of the Company; (d) the Indenture dated as of April 1, 1993 (the “Indenture”), made by the Company to The Bank of New York (as successor to NationsBank of Georgia, National Association), as Trustee, incorporated by reference in the Registration Statement, pursuant to which the Bonds are issued; and (e) such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, as I have considered necessary.

Based on the foregoing, I am of the opinion that:

1.           With respect to the Bonds of each series, when (a) the Registration Statement, and any subsequent amendments thereto, have become effective under the Act; (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (c) an appropriate order relating to such Bonds has been obtained from The Public Service Commission of South Carolina; (d) the Board of Directors of the Company has taken such action as may be necessary to authorize the issuance and sale by the Company of the Bonds of such series on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Bonds of such series, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Bonds from time to time; (e) the specific terms of each Bond of such series have been determined within the authorizations referred to above, and a prospectus supplement relating to the Bonds of such series has been filed with the Securities and Exchange Commission; and (f) the Bonds of such series have been duly executed, authenticated, issued and delivered in accordance with the corporate and governmental authorizations aforesaid, the Bonds of each series will be duly authorized and will constitute legal, valid and binding obligations of the Company, subject as to enforceability to applicable bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights generally and general equitable principles, and will be entitled to the benefits and security of the Indenture.

2.           With respect to the Preferred Stock, when (a) the Registration Statement, and any subsequent amendments thereto, have become effective under the Act; (b) the Board of Directors, or the particular officers authorized thereby, have taken such action as may be necessary to authorize the issuance and sale of the Preferred Stock on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Preferred Stock, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Preferred Stock from time to time; (c) the articles of amendment authorizing the issuance of the Preferred Stock and setting forth the relative rights, preferences and limitations with respect thereto have been filed with the Office of the Secretary of State of South Carolina; (d) the specific terms of each offering of the Preferred Stock have been determined within the authorizations referred to above, and a prospectus supplement relating to such offering has been filed with the Securities and Exchange Commission; and (e) the Preferred Stock has been duly executed, registered and delivered to the purchaser or the purchasers thereof against receipt of the purchase price therefor, the Preferred Stock will have been duly authorized and legally and validly issued and will be fully paid and non-assessable.

I am licensed to practice law only in the State of South Carolina and in rendering this opinion I am opining only to the federal laws of the United States and the laws of the State of South Carolina.  I express no opinion as to the laws of any jurisdiction other than the laws of the State of South Carolina and the federal laws of the United States.  I express no opinion as to whether, to the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Indenture.  Because the governing law provision of the Indenture may relate to the law of a jurisdiction as to which I express no opinion, the opinion set forth in paragraph 1 herein is given as if the law of the State of South Carolina governs such document.

I hereby consent to filing of this opinion with the Registration Statement and to the use of my name under the caption “Validity of the Securities” in the aforesaid Prospectus and Registration Statement.

        Sincerely,

        /s/Francis P. Mood, Jr., Esq.
        Francis P. Mood
        Senior Vice President and General Counsel